August 2, 2007


Healthcare Acquisition Corporation
2116 Financial Center
666 Walnut Street
Des Moines, Iowa 50309

         Re:   HEALTHCARE ACQUISITION CORP./PHARMATHENE, INC. MERGER

Ladies and Gentlemen:

         This letter agreement (this "Agreement") relates to the proposed merger (the "Merger") of PAI Acquisition Corp. (the "Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of Healthcare Acquisition Corporation (the "Parent"), a Delaware corporation, with PharmAthene, Inc. (the "Company"), a Delaware corporation. The Merger is governed by the certain Agreement and Plan of Merger, dated as of January 19, 2007, by and among Parent, Merger Sub and the Company (the "Merger Agreement") and capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

         In order to induce Parent and Merger Sub to consummate the Merger, the undersigned hereby agrees that, as of the date hereof until expiration of the Lock-Up Period (as defined below), the undersigned: (a) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security (as defined below) and (b) will not establish or increase any "put equivalent position" or liquidate or decrease any "call equivalent position" with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration, except in accordance with the following schedule: fifty percent (50%) of the Relevant Securities shall be released from this Agreement on the date that is six (6) months from the Closing Date and the remaining fifty percent (50%) of the Relevant Securities shall be released from this Agreement on the date that is twelve (12) months from the Closing Date (the "Lock-Up Period"). As used herein, "Relevant Security" means any common stock or 8% promissory notes of the Parent (or common stock issuable upon conversion of such notes or as a dividend thereon) received by or issuable to the undersigned pursuant to the Merger Agreement but shall not include any securities obtained by any other means.

         The undersigned hereby authorizes Parent during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer and to note stop transfer restrictions on the stock register and other records relating to Relevant Securities for which the


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undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial but not record holder, agrees during the Lock-Up Period to cause the record holder to authorize the Parent to cause any transfer agent for the Relevant Securities to decline to transfer and to note stop transfer restrictions on the stock register and other records relating to such Relevant Securities in accordance with this Agreement.

         The restrictions set forth in the immediately preceding paragraph shall not apply to:

         (1) if the undersigned is a natural person, any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the direct or indirect beneficiaries of which are exclusively the undersigned or members of the undersigned's immediate family, (b) by will or intestate succession upon the death of the undersigned or (c) as a bona fide gift to a charity or educational institution,

         (2) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any shareholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value, and

         (3) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned's capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned's assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value;

provided, however, that in the case of any transfer described in clause (1), (2) or (3) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to the Parent, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to "immediate family" in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee), and otherwise reasonably satisfactory in form and substance to Parent, and (B) if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of the Relevant Securities or any securities convertible into or exercisable or exchangeable for the Relevant Securities during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that, in the case of any transfer pursuant to clause (1) above, such transfer is being made as a gift or by will or intestate succession or, in the case of any transfer pursuant to clause (2) above, such transfer is being made to a shareholder, partner or member of, or owner of a similar equity interest in, the undersigned and is not a transfer for value or, in the case of any transfer pursuant to clause (3) above, such transfer is being made either (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned's capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned's assets or (b) to another corporation, partnership, limited liability company or other business


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entity that is an affiliate of the undersigned and such transfer is not for value. For purposes of this paragraph, "immediate family" shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and "affiliate" shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

The undersigned shall not be subject to any of the foregoing restrictions in this Agreement unless and until all officers, directors and 1% or greater securityholders of PharmAthene, Inc. calculated on a fully diluted basis immediately prior to the Offering ("1% or Greater Securityholders"), have executed similar agreements. In the event that the undersigned is released early by Parent pursuant to the terms of the this paragraph, the Parent shall notify the undersigned concurrently with notification to such other released party.

In the event a certain percentage of the securities held by the officers, directors and/or 1% or Greater Securityholders of the Company are released from the restrictions set forth in agreements similar to this Agreement, the same percentage of the securities held by the undersigned shall be immediately and fully released from any remaining restrictions under this Agreement concurrently therewith. In the event that the undersigned is released early pursuant to the terms of the this paragraph, the Parent shall notify the undersigned concurrently with notification to such other released party.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first written above.

                     [Remainder of Page Intentionally Blank]


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This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles thereof. Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

                               Very truly yours,

                               RIVERVIEW GROUP LLC


                               By: /s/ Terry Feeney
                                  --------------------------------
                                  Name:  Terry Feeney
                                  Title: Co-President